UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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THE NEW YORK TIMES COMPANY
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The following presentation was prepared by The New York Times Company and was posted in the Investors section of The New York Times Company Web site at http://www.nytco.com:

Bear Stearns 21st Annual Media Conference March 11, 2008

Janet Robinson President & CEO

Challenging Times Protecting the brand and maintaining journalistic excellence are paramount Capitalizing on opportunities in print while improving productivity and improving our cost structure Growing our Internet businesses organically while making smart acquisitions

Transforming The Times Company

Focusing Strategy and Strong Execution Introducing innovative new products and services in print and online Building on the digital capabilities of our R&D team Aggressively managing costs Rebalancing our portfolio of businesses by making both acquisitions and divestitures

We Are Making Progress Online revenues up 22%* Circulation revenues up 2%* Operating costs decrease 2% Asset sales total $615 million Acquisitions equal $35 million Dividend increases 31% Operating profit before D&A and special items rose modestly * Excluding the additional week from 2006. Including the additional week, online revenues were up 20% and circulation revenues were on a par with 2006.

Managing our Print and Digital Businesses

Style with a Capital T

Style with a Capital T

Olympic Advertising Campaign Alliance with Nielsen Nielsen-Sponsored Olympic Issue of Play Magazine to be distributed in the Sunday Times and the IHT across Asia Will include multi-platform advertising campaign covering print, online, radio and mobile

New Products at The Boston Globe

Circulation Revenues in 2007 The New York Times: Moving away from less profitable circulation More than 800,000 loyal subscribers

Total Times Audience Growing Over the past five years, our multi-platform strategy has made our total brand audience even more robust The New York Times print edition reaches 4.7 million readers each weekday and 6.3 million on Sunday NYTimes.com had 20.5 million unique visitors in Jan. ‘08 versus 14.1 million in Jan. ‘07, up 45% Sources: Scarborough Research, USA +, Release 1, 2007 Nielsen Online, January 2008

Significant Online Presence Source: Nielsen Online January 2008 51,624 New York Times Co. 10 56,049 Wikimedia Foundation 9 59,831 Amazon 8 65,097 eBay 7 65,691 InterActive Corp. 6 74,991 News Corp. 5 101,290 Time Warner 4 106,056 Microsoft 3 111,816 Yahoo! 2 123,898 Google 1 Uniques in thousands Company Rank We rank ahead of NBC, CBS, MTV and Facebook

Internet Strategy Producing Strong Results About.com’s expertise helps us attract more users since it excels at optimizing content for search By increasing the exposure of our content through search, we are attracting additional users By analyzing how users view a page, we can deepen engagement By using analytics, we more effectively target online advertising and better monetize our readers’ usage Focusing on three key levers – attracting more users, deepening their engagement and then monetizing our readers’ usage.

Growing Our Digital Businesses Internet Revenue as % of Total Company Revenue 10% 4% 6% 8% 0% 2% 4% 6% 8% 10% 12% 2004 2005 2006 2007

Building Out Key Verticals

Continued Strong Performance at About.com 2007 revenues up 28%, or 30% excluding the additional week in 2006 CAGR 2005-2007:* Revenues 40% Operating Profit 55% *Growth rates are based on the previous owner’s accounting records before the acquisition date in March 2005 and The Times Company’s results after the acquisition date

Acquisitions Strengthen About Group Acquired sites that enhance position in key health vertical ConsumerSearch.com offers significant growth potential Making investments to further strengthen these sites

Vibrant R&D Capability Anticipating consumer preferences, devising ways of satisfying them and assisting in product development across the Company

Relationships with CNBC

Relationships with Leading Web Entities Combines our market leading sites with Monster’s technology & database with co-branded sites targeting local & national recruitment markets The Times Company continues to be among Google’s largest content partners Yahoo! will provide advertising and search services and sell our local sites’ inventory to national accounts Created by four media companies, quadrantOne will offer high-quality local audience and national reach

James Follo Senior Vice President & Chief Financial Officer

Building For Our Future Financial discipline Greater efficiency Greater productivity Exceeded 2007 cost reduction goal of $65 to $75 million Expect to save $230 million in 2008 and 2009* *Excluding the effects of inflation, staff reduction costs and one-time costs as compared to our year-end 2007 cash cost base

Streamlining Our Businesses Consolidating New York-area plants Reducing the printed page size of The Times and the Globe Shifting away from less profitable circulation Standardizing, streamlining and consolidating processes Shifting staff to lower cost locations

Disciplined Capital Allocation We take a very disciplined approach to allocating our capital. We regularly review our businesses bearing in mind their: • Financial performance • Growth prospects • Return on investment • Relevance to our strategy We regularly analyze the valuations of all of our businesses.

 Be consistent with our core purpose, values and strategy Offer a sustainable competitive advantage Be realistically capable of successful execution Provide an attractive ROIC Fit into the organization in a manner that ensures successful execution Every acquisition must pass a five-part test: Disciplined Approach to Acquisitions

Over $500M in Acquisitions & Investments in New Media Since 2005 Acquisitions Investments

 Discovery Times Channel – With broadband penetration increasing, shorter form video has proven popular with both users and advertisers and that is where we are focusing our efforts. Sold our ownership interest in 2006 for $100 million. Broadcast Media Group – Sale allowed us to focus on developing and integrating our print and rapidly growing digital businesses. Sold in Q2 ’07 for $575 million. WQEW-AM – New York City radio station was sold in Q2 ’07 for $40 million. Divestitures Totaling More Than $700 Million

Priorities for Cash Flow Investing in high-return capital projects that will improve operations, increase revenues and lower costs Making acquisitions and investments that are financially and strategically attractive Reducing debt to allow for financing flexibility Regularly evaluating repurchase of our stock Providing shareholders with an attractive dividend

Rewarding Our Shareholders With An Attractive Dividend In March we announced that we were increasing our quarterly dividend 31% to $.23 per share from $.175 per share Our dividend yield is currently ~5% Both our yield and our payout ratio are significantly above that of the S&P 500 and others in our industry

Q&A

Additional Information and Where to Find It The New York Times Company and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with our upcoming annual meeting and the notice we received from one of our stockholders. Information regarding the interests of the directors, executive officers and certain other employees who may be deemed to be participants in the proposal that is the subject of the meeting is included in the proxy statement that we filed in connection with such annual meeting. The New York Times Company stockholders are strongly advised to read the proxy statement filed in connection with the annual meeting carefully before making any voting or investment decision, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement, along with the annual, quarterly and special reports we file, for free at the Web site maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement, and other materials we file, will also be available for free at our Web site at www.nytco.com in the Investors section.

Forward-Looking Statements Except for the historical information contained herein, the matters discussed in this presentation are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by our various markets and material increases in newsprint prices. They also include other risks detailed from time to time in the Company’s publicly filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 30, 2007. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.